UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2010

Gannett Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6961	16-0442930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 854-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On May 31, 2010, the Rights Plan Agreement, dated as of May 21, 1990, between the Corporation and First Chicago Trust Company of New York, as Rights Agent, as amended by the first amendment thereto, dated May 2, 2000, between the Corporation and Norwest Bank Minnesota, N.A., as successor rights agent (such document, as so amended, the “Rights Plan”), pursuant to which the Corporation previously had issued rights to purchase shares of Series A junior participating preferred stock, par value $1.00 per share, of the Corporation, expired in accordance with its terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: June 1, 2010	/s/ Todd A. Mayman
Senior Vice President
General Counsel and Secretary